SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Allied Defense Group Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE ALLIED DEFENSE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 5, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Wednesday, November 5, 2008, at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at 10:00 a.m., local time, for the following purposes:

1. To elect eight (8) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To consider and act upon a proposal to ratify the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the year 2008.

3. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

Only stockholders of record at the close of business on September 12, 2008 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

By Order of the Board of Directors,

John J. Marcello,
President
and Chief Executive Officer

September 26, 2008

THIS PAGE INTENTIONALLY LEFT BLANK

THE ALLIED DEFENSE GROUP, INC.
8000 TOWERS CRESCENT DRIVE, SUITE 260
VIENNA, VIRGINIA 22182

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 5, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the “Company”), for use at an annual meeting of stockholders to be held at The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, on Wednesday, November 5, 2008, at 10:00 a.m., local time, or any adjournment thereof (the “annual meeting”).

The record date for determination of the stockholders entitled to vote at the annual meeting is September 12, 2008 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

In accordance with the laws of the State of Delaware and the Company’s charter and bylaws, a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will be counted as votes against the approval of any matter to come before the meeting.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson, Inc. to aid in the solicitation at an estimated cost of $6,500.00 plus out-of-pocket expenses.

The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is September 26, 2008.

Voting Securities and Principal Stockholders

On September 12, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, 8,077,246 shares of Common Stock of the Company were outstanding. Common Stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock owned on all matters to come before the annual meeting.

The following table sets forth information with respect to the shares of the Common Stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such Common Stock pursuant to the most recent filings made by the other beneficial owners with the Securities and Exchange Commission and other information obtained by the Company:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	Ironwood Investment Management, LLC(2) 21 Custom House Street, Suite 240 Boston, MA 02110	1,115,410 Owned directly	13.81%
Common	Aegis Financial Corporation(3) 1100 North Glebe Rd Suite 1040 Arlington, Virginia 22201	1,037,062 Owned directly	12.84%
Common	Wynnefield Capital Management, LLC(4) 450 Seventh Avenue Suite 509 New York, New York 10123	587,235 Owned directly	7.27%
Common	Dimensional Fund(5) Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, California 90401	583,406 Owned directly	7.22%
Common	Voyageur Asset Management Inc(6) 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402	459,267 Owned directly	5.69%

(1)	Based upon 8,077,246 shares of common stock outstanding.

(2)	Ironwood Investment Management, LLC filed a Schedule 13F-HR with the SEC on August 13, 2008.

(3)	Aegis Financial Corporation filed a Schedule 13F-HR with the SEC on August 14, 2008.

(4)	Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Joshua H. Landes, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., and Wynnefield Small Cap Value Offshore Fund,Ltd., filed a Schedule 13D/A with the SEC on June 29, 2007.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, filed a Schedule 13F-HR with the SEC on August 1, 2008.

(6)	Voyageur Asset Management, Inc., a registered investment advisor, filed a Schedule 13F-HR with the SEC on August 6, 2008.

The following information is furnished as of September 12, 2008, with respect to the beneficial ownership by management of the Common Stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Ownership	Beneficial Owner	Percent of Class(1)

Common	J. H. Binford Peay, III	294,330(2) Owned directly	3.64%
Common	John G. Meyer, Jr.	87,102(3) Owned directly	1.08%
Common	Wayne F. Hosking	42,023(4) Owned directly	*
Common	Monte L. Pickens	34,255(5) Owned directly	*
Common	Ronald H. Griffith	33,569 Owned directly	*
Common	Gilbert F. Decker	30,365(6) Owned directly	*
Common	John J. Marcello	32,476 Owned directly	*
Common	Deborah F. Ricci	29,037(7) Owned directly	*
Common	Charles S. Ream	20,516 Owned directly	*
Common	Frederick G. Wasserman	14,794 Owned directly	*
Common	Tassos D. Recachinas	10,113 Owned directly	*
Common	All executive officers and directors as a group	628,580(8) Owned directly	7.78%

(1)	Based upon 8,077,246 shares of common stock outstanding plus any outstanding options, by director.

(2)	Includes stock options for 200,000 shares which may be exercised within sixty (60) days.

(3)	Includes 16,431 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(4)	Includes stock options for 40,000 shares which may be exercised within sixty (60) days.

(5)	Includes stock options for 32,000 shares which may be exercised within sixty (60) days.

(6)	Includes 19,995 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(7)	Includes stock options for 18,000 shares which may be exercised within sixty (60) days.

(8)	This total includes stock options for 290,000 shares which may be exercised within sixty (60) days and 36,426 shares issuable upon retirement from the Board.

*	Less than 1%

PROPOSAL ONE: ELECTION OF DIRECTORS

Eight (8) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election, eight (8) of the existing members of the Board of Directors.

J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; Gilbert F. Decker joined the board in June, 2002; John G. Meyer, Jr. joined the Board of Directors in January, 2003; Charles S. Ream and John J. Marcello joined the Board of Directors in June, 2006; Frederick G. Wasserman joined the Board of Directors in December, 2006; and Tassos D. Recachinas joined the Board of Directors in January, 2008.

The Board of Directors has determined that a majority of its current members (Messrs. Griffith, Decker, Meyer, Ream, Wasserman and Recachinas) and a majority of the nominees (Messrs. Griffith, Decker, Meyer, Ream, Wasserman, and Recachinas) are “independent” in accordance with the rules of the AMEX.

The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

J. H. Binford Peay, III	2000	68	Superintendent of the Virginia Military Institute since June 2003; Chairman of the Board of the Company since January 2001; Chief Executive Officer of the Company from January 2001 — June 2003; formerly, Commander in Chief, United States Central Command, Vice Chief of Staff of the United States Army and a consultant. Also a director of BAE Systems, Inc., a subsidiary of BAE Systems, plc, an international defense and aerospace company
John G. Meyer, Jr.	2003	64	Currently a private investor; Chief Executive Officer of Heckler & Koch, a defense contractor, from June 2005 — August 2007; Chief Executive Officer of the Company from June 2003 — June, 2005; President of the Company from January 2003 — June 2005; Chief Operating Officer of the Company from January 2001 — May 2003; Executive Vice President of the Company from January 2001 — January 2003; retired from United States Army having served as its most senior Public Affairs Officer
Ronald H. Griffith	2000	69	Executive Vice President and Chief Operating Officer of MPRI, Inc., a professional services company, since 1998; formerly, Vice Chief of Staff of the United States Army
Gilbert F. Decker	2002	71	Consultant to defense and aerospace companies since 2001; Executive Vice President of Engineering and Production of Walt Disney Imagineering from 1999 to 2001. Also a director of Digital Fusion Corporation and CoVant Technologies, Ltd.
Charles S. Ream	2006	64	Retired as the Executive Vice President and Chief Financial Officer of Anteon International Corporation, having served in that capacity from 2003-2006; Senior Vice President and Chief Financial Officer of Newport News Shipbuilding Inc. from 2000-2001; Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company from 1998-2000. Also a director of DynCorp International Inc. and Stanley, Inc.

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

John J. Marcello	2006	60	President and Chief Executive Officer of the Company since June, 2005; Managing Director/Chief Operating Officer of MECAR S.A., a munitions manufacturer and subsidiary of the Company from November, 2002 — June, 2005; retired from United States Army having served as a Major General
Frederick G. Wasserman	2006	54	President of FGW LLC, which provides financial and management consulting services, since May 2008; Self-employed financial and management consultant, from January 2007 — April 2008; Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear, during 2005; President of Goebel of North America, a manufacturer of select giftware and home décor items, from 2002 — 2005; Chief Financial Officer of Goebel of North America from 2001 — 2005. Also a director of Acme Communications, Inc., AfterSoft, Inc., Crown Crafts, Inc., TeamStaff, Inc., Breeze Eastern Corporation, and Gilman + Ciocia, Inc.
Tassos D. Recachinas	2008	25	Managing Member of Sophis Investments LLC and the Sophis Fundamental Value Funds since April 2008; Senior Investment Analyst with Pirate Capital LLC from 2007 — 2008; Equity Research Associate at Raymond James & Associates from 2005 — 2007, where he provided equity research coverage on several Defense and Technology companies; Summa Cum Laude, The George Washington University, where he graduated from the honors program and first in his class studying mechanical/engineering; also a Pembroke Scholar, having studied engineering and economics at Oxford in England.

The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL TWO: PROPOSAL CONCERNING INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO Seidman LLP has been reappointed by the Board of Directors as the Company’s independent registered public accounting firm for the year 2008. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of BDO Seidman LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

If the shareholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of BDO Seidman LLP, the selection will be reconsidered by the Board of Directors.

Principal Accounting Fees For Fiscal 2007

The following table sets forth the fees paid by the Company for audit and other services to BDO Seidman LLP, our independent registered public accounting firm for 2007 and 2006, respectively:

	2007	2006

Audit fees	$1,296,000	$2,613,000
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0

Total	$1,296,000	$2,613,000

Audit fees include work in connection with quarterly reviews and all other SEC filings.

Audit fees also include approximately $497,000 and $237,000 billed to the Company’s foreign subsidiaries for audit services primarily involving statutory audits required by the laws of Belgium for 2007 and 2006, respectively.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining independence and have concluded that the independent registered public accounting firm has maintained its independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF BDO SEIDMAN LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

BOARD, EXECUTIVE OFFICER AND COMMITTEE INFORMATION

General

During calendar year 2007, there were nineteen (19) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

The Company’s world wide Code of Ethics and the Charters for each of the Company’s Committees, which are discussed below, are available on the Company’s website at www.allieddefensegroup.com.

The Audit Committee is currently comprised solely of independent members of the Board of Directors, including Messrs. Decker, Ream and Wasserman. Among its functions, the Audit Committee (i) recommends the selection of the Company’s independent registered public accountants, (ii) reviews the scope and conduct of the independent public accountants’ audit activity and other services, (iii) reviews the financial statements and associated press releases and required filings with the Securities and Exchange Commission, and (iv) reviews the adequacy of the Company’s basic accounting and internal control systems. Each of the Audit Committee members satisfy the independence requirements and other established criteria of the AMEX and the Securities and Exchange Commission. The Board of Directors has determined that each of Gilbert F. Decker, Charles S. Ream and Frederick G. Wasserman qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and is financially sophisticated as defined by AMEX rules.

The Compensation Committee is currently comprised solely of independent members of the Board of Directors, including Messrs. Ream, Griffith and Recachinas. The Compensation Committee establishes the Company’s executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries.

The Nominating Committee is currently comprised solely of independent members of the Board of Directors, including Messrs. Griffith and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors. The Nominating Committee carefully considers the qualifications, skills and contribution that each director candidate will add to the Board. The Board of Directors evaluates the current members of the Board willing to continue in service. The Committee also evaluates performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate. Among other factors, the Nominating Committee considers a candidate’s business experience and skills, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its shareholders, including confirmation of the candidate’s consent to serve as a director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s proxy statement if the candidate was nominated. Candidates recommended by shareholders will be evaluated on the same basis as other candidates.

The Ethics and Governance Committee is currently comprised of Messrs. Meyer, Marcello and Wasserman. The Ethics and Governance Committee is responsible for evaluating the Company’s adherence to accepted standards of ethics and governance.

The Strategic Review Committee is comprised of Messrs. Peay, Griffith, Marcello and Recachinas. The Strategic Review Committee is responsibly for identifying, considering, and recommending to the Board of Directors, actions and strategic alternatives to increase shareholder value.

The Audit Committee had eight (8) meetings during 2007; the Compensation Committee met four (4) times in calendar year 2007; and each of the Nominating Committee and the Ethics and Governance Committee met once during 2007.

In 2007, all of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served except for Mr. Hudson. Mr. Recachinas attended all meeting at which Mr. Hudson was not present. In 2008, all of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

Any shareholder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director) c/o The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of shareholders. All members of the Board attended the last annual stockholders meeting.

Executive Officers

Mr. Marcello is the President and Chief Executive Officer of the Company.

Monte L. Pickens, age 63, was elected Executive Vice President and Chief Operating Officer in May 2003. Previously, Mr. Pickens was the Vice President of T. Marzetti Company. Mr. Pickens retired from the U.S. Army as a Colonel.

Deborah F. Ricci, age 44, was appointed Treasurer and Chief Financial Officer in April 2007. Ms. Ricci was promoted from her position as Controller and Corporate Secretary, which she held from early 2006. Previously, Ms. Ricci served as Chief Financial Officer of Hemagen Diagnostics, Vice President of Finance and Administration of Schondstedt Investment Company, and Chief Financial Officer and Vice President of J.E. Morgan Knitting Mills.

Wayne F. Hosking, Jr., age 42, was elected Vice President for Corporate Strategic Development in April 2004. Previously, Mr. Hosking served as Vice President of Sales for Horne Engineering Services, Inc.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent registered public accounting firm report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss annual and quarterly financial statements incorporated in the Company’s Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90, as adopted by the PCAOB.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined under the rules of the AMEX.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also reported to the Board, subject to stockholder approval, on the selection of the Company’s independent registered public accounting firm.

This report is submitted by the Audit Committee of the Board of Directors:

Gilbert F. Decker
Charles S. Ream
Frederick G. Wasserman

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	($)(1)	($)(2)	($)	($)	($)(3)	($)

John J. Marcello,	2007	$299,000	$55,000	$77,057	—	—	—	$119,557	$550,614
Chief Executive Officer	2006	294,817	—	147,879	—	—	—	32,800	475,496
Monte L. Pickens,	2007	$244,000	$50,000	$3	$37,688	—	—	$27,000	$358,691
Executive Vice President	2006	239,851	—	882	135,952			27,400	404,085
Wayne Hosking,	2007	$190,000	$45,000	$4,541	$89,021	—	—	$19,000	$347,562
Vice President	2006	186,132	56,525	9,774	89,021	—	—	18,000	359,452

(1)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2007 and 2006, respectively, in accordance with FAS 123(R), from stock awards and restricted stock grants made under the 2001 Equity Incentive Plan during and prior to 2006. Assumptions used in the calculation of these amounts are included in Footnote A to the Company’s audited financial statements included in our Form 10-K as filed on March 26, 2008.

(2)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2007 and 2006, in accordance with FAS 123(R), of option grants made under the 2001 Equity Incentive Plan during and prior to 2006. Assumptions used in the calculation of these amounts are included in Footnote A to the Company’s audited financial statements included in our Form 10-K filed on March 26, 2008.

(3)	This column includes the contribution to a participant’s 401(K) plan account equal to 10% of an employee’s base salary and the portion paid by Allied (15%) for stock purchases made through the 1992 Employee Stock Purchase Plan (ESPP) during 2007 and 2006. In 2007, this column includes $88,152 tax payment due to Belgium for Mr. Marcello based on income earned by Mr. Marcello in Belgium in the year 2005. For Mr. Marcello and Mr. Pickens this column also includes a payment of $4,000 each for premiums for life insurance policies.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Equity
	Option Awards						Stock Awards			Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
				Equity				(3)Market	Unearned	Unearned
				Incentive			Number	Value of	Shares,	Shares,
				Plan			of	Shares or	Units, or	Units or
				Awards:			Shares or	Units of	Other	Other
	Number of	Number of		Number of			Units	Stock	Rights	Rights
	Securities	Securities		Securities			of Stock	That	That	That
	Underlying	Underlying		Underlying			That	Have	Have	Have
	Unexercised	Unexercised		Unearned	Option	Option	Have Not	Not	Not	Not
	Options (#)	Options (#)		Options	Exercise	Expiration	Vested	Vested	Vested	Vested
Position	Exercisable	Unexercisable		(#)	Price	Date	(#)	($)	($)	($)

John J. Marcello,	—	—		—	—	—	8,000	$46,160	—	—
Chief Executive Officer
Monte L. Pickens,
Executive Vice President	40,000	—		—	$14.90	4/30/2008	—	—	—	—
	24,000	16,000	(1)	—	$23.95	3/6/2010	—	—	—	—
Wayne Hosking,	32,000	8,000	(2)	—	$20.43	4/30/2009	250	$1,443	—	—
Vice President

(1)	Options vest equally (8,000 annually) on January 1, 2008 and 2009.

(2)	Options vest on January 1, 2008.

(3)	Based on closing price of common stock at December 31, 2007 of $5.77 per share.

POTENTIAL PAYMENTS UPON TERMINATION OF CHANGE OF CONTROL

The Company has an employment agreement with each of our named executive officers which provides for severance compensation to be paid if employment is terminated following certain triggering events.

In the event of any termination within twelve (12) months following a change of control, the named executive officers will be entitled to the following severance payments:

Both John J. Marcello and Monte L. Pickens would receive a lump sum payment equal to sum of two (2) times base salary at time of termination plus two (2) times average or target annual bonus earned during the three (3) most recent years. At December 31, 2007, this would have resulted in severance payments of $656,000 and $539,000 to Messrs. Marcello and Pickens, respectively. In addition, each named executive officer would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for two (2) years. Mr. Pickens is also entitled to receive two (2) years of long-term care insurance.

Wayne Hosking — Lump sum payment equal to one (1) times base salary at time of termination plus one (1) times average annual bonus earned during the three (3) most recent years. At December 31, 2007, this would have resulted in severance payments of $240,000 for Mr. Hosking. In addition, Mr. Hosking would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for one (1) year. Mr. Hosking is also entitled to receive one (1) year of long-term care insurance.

In the event of any termination initiated by the Company without cause or initiated by the named executive officer following a material adverse alteration or diminution in the nature of his status or authority, a reduction in his title or a reduction in his base salary, the named executive officers would be entitled to the following severance payments:

Both John J. Marcello and Monte L. Pickens would receive a lump sum payment equal to the sum of one (1) times base salary at the time of termination plus one (1) times average annual bonus earned during the three (3) most recent years. At December 31, 2007, this would have resulted in severance payments of $328,000 and $269,000, respectively. In addition, each named executive officer would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for one (1) year. Mr. Pickens is also entitled to receive one (1) year of long-term care insurance.

Wayne Hosking — Payments of base salary at the time of termination for a one (1) year period plus one (1) times average annual bonus earned during the three (3) most recent years. At December 31, 2007, this would have resulted in severance payments of $240,000 for Mr. Hosking. In addition, Mr. Hosking would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for one (1) year. Mr. Hosking is also entitled to receive one (1) year of long-term care insurance.

We also have restricted stock and stock option agreements with our named executive officers which provide for accelerated vesting in the event of a termination of employment within twelve (12) months following a change of control, in the event of a termination of employment initiated by the Company “without cause”, or in the event of a termination of employment initiated by the executive as described above. As of December 31, 2007, these provisions would have resulted in the following acceleration of vesting:

•	John J. Marcello — 8,000 shares of restricted stock

•	Monte L. Pickens — Options for 16,000 shares of stock

•	Wayne Hosking — Options for 8,000 shares of stock and 250 shares of restricted stock

COMPENSATION OF DIRECTORS

Each director is compensated for service at the annual rate of $24,000 in cash and $36,000 in Allied stock. The directors are allowed to defer receipt of the cash and/or the Allied stock until they retire from the Allied board. As Chairman of the Board, General Peay received the same cash and stock-based compensation as paid to non-employee members of the Board of Directors plus (i) an additional $1,000 per month and (ii) reimbursement of annual premiums paid on a $1 million life insurance policy, together with all applicable income taxes. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their service.

DIRECTOR COMPENSATION
FOR THE YEAR ENDING DECEMBER 31, 2007

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)	Earnings(5)	($)(6)	($)

J. H. Binford Peay, III	$36,000	$36,000	—	—	—	$62,172	$134,172
John G. Meyer, Jr.	$24,000	$36,000	—	—	—	—	$60,000
Ronald H. Griffith	$24,000	$36,000	—	—	—	—	$60,000
Gilbert F. Decker	$24,000	$36,000	—	—	—	—	$60,000
Charles S. Ream	$24,000	$36,000	—	—	—	—	$60,000
Thomas R. Hudson	$24,000	$36,000	—	—	—	—	$60,000
Frederick G. Wasserman	$24,000	$36,000	—	—	—	—	$60,000

(1)	Mr. Marcello, Chief Executive Officer, does not receive additional compensation as a director. All of his compensation is reported in the Summary Compensation Table.

(2)	Mr. Meyer and Mr. Decker have elected to defer their cash and stock compensation received as directors until they cease to serve on the Board.

(3)	Cumulative stock compensation for each of the above as a non-employee member of the Company’s Board of Directors are as follows: Mr. Peay, 10,882 shares; Mr. Meyer, 7,879 shares with 6,318 deferred; Mr. Griffith, 13,882 shares; Mr. Decker, 11,882 shares with 9,882 deferred; Mr. Ream, 6,318 shares; Mr. Hudson, 4,681 shares; and Mr. Wasserman, 4,681 shares as of July 1, 2007.

(4)	Cumulative option compensation for each of the above as a non-employee member of the Company’s Board of Directors are as follows: Mr. Peay, 6,500 options; Mr. Griffith, 6,500 options; and Mr. Decker, 6,500 options. Messrs. Meyer, Ream, Hudson and Wasserman were not members of the Board in 2003, the last year that options were granted for service.

(5)	In 1992, the Board of Directors adopted the Outside Directors Retirement Plan (the “Directors Retirement Plan”) to provide retirement benefits for long-standing non-employee directors (“Outside Directors”). Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. The Directors Retirement Plan was suspended in 2001. Messrs. Christ and Warner ceased to serve as members of the Board as of February 15, 2007. In accordance with the agreements reached with the Company upon the 2001 suspension of the Directors Retirement Plan, (i) Mr. Warner has received 3,278 shares of Allied stock, and (ii) Mr. Christ will receive monthly cash benefits commencing when he reaches the age 70 (starting in 2017), which could aggregate to a maximum of $136,000. No further benefits have accrued or will accrue under the plan since its suspension in 2001.

(6)	This is the annual payment for a $1 million life insurance policy including the gross-up for taxes.

On August 14, 2008, the Board of Directors of the Company amended the compensation package payable to its non-employee directors. The amount of the compensation package remains fixed at $60,000 per annum (except that the Chairman of the Board is entitled to a package of $72,000) and directors continue to receive a minimum of $36,0000 thereof in Company stock. However, directors will now have the option to elect to take some or all of the remaining compensation in Company stock in lieu of cash. The amended plan was enacted to both encourage further Company stock ownership by directors and to assist the Company in its efforts to conserve cash.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Ronald H. Griffith, Charles S. Ream and Tassos D. Recachinas served as members of the Compensation Committee. No director serving on the Compensation Committee during any part of 2007 was, at any time either during or before such fiscal year, an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

From the beginning of our last fiscal year until the date of this registration statement, there has been no transaction or series of similar transactions, nor is there currently proposed and transaction or series of similar transactions, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest.

The following members of the Board of Directors of the Company have been determined to qualify as independent members of the Board of Directors pursuant to the standards set forth by the American Stock Exchange: Gilbert F. Decker, Ronald H. Griffith, John G. Meyer, Jr., Charles S. Ream, Tassos D. Recachinas, and Frederick G. Wasserman. The Company’s Audit, Compensation and Nominating Committees consist solely of independent directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2007 and (ii) certain written representations of its Officers and Directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2007 was filed in a timely manner.

ANNUAL REPORT AND QUARTERLY REPORT

The Company filed its Annual Report on Form 10-K for the period ended December 31, 2007, and its Quarterly Report on Form 10-Q for the period ended June 30, 2008, with the Securities and Exchange Commission. A copy of the Form 10-K and the Form 10-Q are being mailed concurrently with this proxy statement.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at the 2009 annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at a reasonable time prior to the annual meeting to allow the Company to include it in its printed proxy statement. The Company’s by-laws provide that any stockholder wishing to nominate a director at the annual meeting must do so in writing delivered to the Company at least fourteen (14) days and not more than fifty (50) days prior to the annual meeting.

By Order of the Board of Directors,

John J. Marcello,
President and Chief Executive Officer

Dated: September 26, 2008

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

If no direction is made, this proxy will be voted FOR Items 1 and 2.		Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

ITEM 1: ELECTION OF DIRECTORS Nominees:			ITEM 2: APPOINTMENT OF AUDITORS			ITEM 3: IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

01 J.H. Binford Peay, III	FOR	WITHHELD	FOR	AGAINST	ABSTAIN
02 Ronald H. Griffith 03 Gilbert F. Decker 04 John G. Meyer, Jr.	☐	☐	☐	☐	☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	WILL ATTEND ☐
05 Charles S. Ream
06 John J. Marcello
07 Tassos D. Recachinas
08 Frederick G. Wasserman

Withheld for the nominees you list below (Write that nominee’s name in the space provided below.)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

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PROXY

THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF
THE ALLIED DEFENSE GROUP, INC

     The undersigned hereby appoints J.H. Binford Peay, III and Ronald H. Griffith and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of The Allied Defense Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 5, 2008, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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